Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147916, 333-149077, 333-157460 and 333-172058) of Entropic Communications, Inc. of our report dated June 22, 2012 relating to the financial statements of the Set-top Box Business of Trident Microsystems, Inc., which appears in the Current Report on Form 8-K, Amendment No. 1 of Entropic Communications, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

June 22, 2012

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